Exhibit 10.1



                                       THE
                                     BANK OF
                                       NEW
                                      YORK
                                     [LOGO]



                                CREDIT AGREEMENT



                           dated as of March 27, 2003



                                     between



                               EURO BROKERS INC.,
                                   as Borrower



                                       and



                              THE BANK OF NEW YORK



                           ---------------------------



                                 Bryan Cave LLP
                                 245 Park Avenue
                            New York, New York 10167

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ARTICLE 1. DEFINITIONS.........................................................1

   SECTION 1.1      DEFINED TERMS..............................................1
   SECTION 1.2      TERMS GENERALLY...........................................12
   SECTION 1.3      ACCOUNTING TERMS; GAAP....................................13

ARTICLE 2. THE CREDITS........................................................13

   SECTION 2.1      REVOLVING COMMITMENT......................................13
   SECTION 2.2      REVOLVING LOANS AND BORROWINGS............................13
   SECTION 2.3      REQUESTS FOR BORROWINGS...................................14
   SECTION 2.4      FUNDING OF BORROWINGS.....................................14
   SECTION 2.5      TERMINATION AND REDUCTION OF THE REVOLVING COMMITMENT.....15
   SECTION 2.6      REPAYMENT OF REVOLVING LOANS; EVIDENCE OF DEBT............15
   SECTION 2.7      PREPAYMENT OF REVOLVING LOANS.............................16
   SECTION 2.8      PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF
                    SETOFFS...................................................16

ARTICLE 3. INTEREST, FEES, YIELD PROTECTION, ETC..............................17

   SECTION 3.1      INTEREST..................................................17
   SECTION 3.2      INTEREST ELECTIONS RELATING TO BORROWINGS.................18
   SECTION 3.3      FEES......................................................19
   SECTION 3.4      ALTERNATE RATE OF INTEREST................................19
   SECTION 3.5      INCREASED COSTS; ILLEGALITY...............................20
   SECTION 3.6      BREAK FUNDING PAYMENTS....................................21
   SECTION 3.7      TAXES.....................................................21
   SECTION 3.8      MITIGATION OBLIGATIONS....................................22

ARTICLE 4. REPRESENTATIONS AND WARRANTIES.....................................23

   SECTION 4.1      ORGANIZATION; POWERS......................................23
   SECTION 4.2      AUTHORIZATION; ENFORCEABILITY.............................23
   SECTION 4.3      GOVERNMENTAL APPROVALS; NO CONFLICTS......................23
   SECTION 4.4      FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE...........23
   SECTION 4.5      PROPERTIES................................................24
   SECTION 4.6      LITIGATION AND ENVIRONMENTAL MATTERS......................24
   SECTION 4.7      COMPLIANCE WITH LAWS AND AGREEMENTS.......................25
   SECTION 4.8      INVESTMENT AND HOLDING COMPANY STATUS.....................25
   SECTION 4.9      TAXES.....................................................25
   SECTION 4.10     ERISA.....................................................25
   SECTION 4.11     DISCLOSURE................................................25
   SECTION 4.12     SUBSIDIARIES..............................................26
   SECTION 4.13     INSURANCE.................................................26
   SECTION 4.14     LABOR MATTERS.............................................26
   SECTION 4.15     SOLVENCY..................................................26
   SECTION 4.16     FEDERAL RESERVE REGULATIONS...............................26

ARTICLE 5. CONDITIONS.........................................................27

   SECTION 5.1      CLOSING DATE..............................................27
   SECTION 5.2      EACH CREDIT EVENT.........................................29

ARTICLE 6. AFFIRMATIVE COVENANTS..............................................30

   SECTION 6.1      FINANCIAL STATEMENTS AND OTHER INFORMATION................30
   SECTION 6.2      NOTICES OF MATERIAL EVENTS................................31
   SECTION 6.3      EXISTENCE; CONDUCT OF BUSINESS............................32

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   SECTION 6.4      PAYMENT AND PERFORMANCE OF OBLIGATIONS....................32
   SECTION 6.5      MAINTENANCE OF PROPERTIES.................................32
   SECTION 6.6      BOOKS AND RECORDS; INSPECTION RIGHTS......................32
   SECTION 6.7      COMPLIANCE WITH LAWS......................................33
   SECTION 6.8      USE OF PROCEEDS...........................................33
   SECTION 6.9      INFORMATION REGARDING COLLATERAL..........................33
   SECTION 6.10     INSURANCE.................................................33
   SECTION 6.11     ADDITIONAL SUBSIDIARIES...................................34
   SECTION 6.12     FURTHER ASSURANCES........................................34
   SECTION 6.13     ENVIRONMENTAL COMPLIANCE..................................35

ARTICLE 7. NEGATIVE COVENANTS.................................................35

   SECTION 7.1      INDEBTEDNESS; EQUITY SECURITIES...........................35
   SECTION 7.2      LIENS.....................................................36
   SECTION 7.3      FUNDAMENTAL CHANGES; LINE OF BUSINESS; FISCAL YEAR........37
   SECTION 7.4      INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND
                    ACQUISITIONS..............................................37
   SECTION 7.5      ASSET SALES; ISSUANCES OF EQUITY INTERESTS BY
                    SUBSIDIARIES..............................................38
   SECTION 7.6      HEDGING AGREEMENTS........................................39
   SECTION 7.7      RESTRICTED PAYMENTS.......................................39
   SECTION 7.8      TRANSACTIONS WITH AFFILIATES..............................40
   SECTION 7.9      RESTRICTIVE AGREEMENTS....................................40
   SECTION 7.10     AMENDMENT OF MATERIAL DOCUMENTS...........................40
   SECTION 7.11     FINANCIAL COVENANTS.......................................41
   SECTION 7.12     REPURCHASE AGREEMENTS.....................................41

ARTICLE 8. EVENTS OF DEFAULT..................................................41

ARTICLE 9. MISCELLANEOUS......................................................44

   SECTION 9.1      NOTICES...................................................44
   SECTION 9.2      WAIVERS; AMENDMENTS.......................................45
   SECTION 9.3      EXPENSES; INDEMNITY; DAMAGE WAIVER........................45
   SECTION 9.4      SUCCESSORS AND ASSIGNS....................................46
   SECTION 9.5      SURVIVAL..................................................47
   SECTION 9.6      COUNTERPARTS; INTEGRATION; EFFECTIVENESS..................48
   SECTION 9.7      SEVERABILITY..............................................48
   SECTION 9.8      RIGHT OF SETOFF...........................................48
   SECTION 9.9      GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
                    PROCESS...................................................48
   SECTION 9.10     WAIVER OF JURY TRIAL......................................49
   SECTION 9.11     HEADINGS..................................................49
   SECTION 9.12     INTEREST RATE LIMITATION..................................49
   SECTION 9.13     TREATMENT OF CERTAIN INFORMATION..........................50


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SCHEDULES:
----------

================================================================================
Schedule 1.1 Certain Extraordinary, Non-Recurring or Non-Operating Charges, Losses and Expenses
--------------------------------------------------------------------------------
Schedule 4.4(b)     List of Material Adverse Changes
--------------------------------------------------------------------------------
Schedule 4.6        Disclosed Matters
--------------------------------------------------------------------------------
Schedule 4.12       List of Subsidiaries
--------------------------------------------------------------------------------
Schedule 4.13       List of Insurance
--------------------------------------------------------------------------------
Schedule 7.1        List of Existing Indebtedness
--------------------------------------------------------------------------------
Schedule 7.2        List of Existing Liens
--------------------------------------------------------------------------------
Schedule 7.9        List of Existing Restrictions
--------------------------------------------------------------------------------
Schedule 7.12       List of Approved Counterparties
================================================================================


EXHIBITS:
---------

================================================================================
Exhibit A           Form of Assignment and Acceptance
--------------------------------------------------------------------------------
Exhibit B-1         Form of Opinion of General Counsel of the Parent on behalf of the Loan Parties
--------------------------------------------------------------------------------
Exhibit B-2         Form of Opinion of Special Counsel to the Loan Parties
--------------------------------------------------------------------------------
Exhibit C           Form of Borrowing Request
--------------------------------------------------------------------------------
Exhibit D           Form of Note
--------------------------------------------------------------------------------
Exhibit E           Form of Guarantee Agreement
--------------------------------------------------------------------------------
Exhibit F           Form of Security Agreement
--------------------------------------------------------------------------------
Exhibit G           Form of Compliance Certificate
================================================================================

                              Page 32 of 83 Pages
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         CREDIT AGREEMENT, dated as of March 27, 2003, between EURO BROKERS INC.
and THE BANK OF NEW YORK.

         The parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

   Section 1.1       Defined Terms
                     -------------

                  As used in this Credit Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for the applicable Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agreement Date" means the first date appearing in this Credit Agreement.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of the Borrower if required by Section 9.4), substantially in the form of Exhibit A.

                  "Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitment.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Euro Brokers Inc., a New York corporation.

                  "Borrowing" means Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                              Page 33 of 83 Pages
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                  "Borrowing Request" means a Borrowing Request, substantially in the form of Exhibit C, or in such other form as shall be acceptable to the Lender.

                  "Broker-Dealer Subsidiary" means, at any time, any Subsidiary that is duly registered as a broker-dealer with the SEC at such time.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, to the extent required to be capitalized in accordance with GAAP.

                  "Change in Law" means (i) the adoption of any law, rule or regulation after the Agreement Date, (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Agreement Date or (iii) compliance by the Lender (or, for purposes of Section 3.5(b), by any lending office of the Lender or by the Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Agreement Date.

                  "Closing Date" means the date on which the conditions specified in Section 5.1 are satisfied (or waived in accordance with Section 9.2).

                  "Code" means the Internal Revenue Code of 1986.

                  "Collateral" means any and all "Collateral" as defined in any applicable Security Document.

                  "Compliance Certificate" means a certificate, substantially in the form of Exhibit G.

                   "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

                  "Debt to Equity Ratio" means, as of any date, the ratio of (i) Indebtedness of the Parent and its subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP, to (ii) the sum, without duplication, of all amounts that would be included under stockholders' equity on a consolidated balance sheet of the Parent and its subsidiaries as of such date, determined in accordance with GAAP. Notwithstanding anything herein to the contrary, for purposes of calculating the Debt to Equity Ratio, the term "Indebtedness" shall not include any Special Broker-Dealer Obligations or any Securities Indebtedness.

                  "Default" means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

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                  "Disclosed Matters" means the actions, suits, proceedings and environmental matters disclosed in Schedule 4.6.

                  "Disqualified Equity Interest" means any Equity Interest of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "EBITDA" means, for any period, net income for such period of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus, without duplication and to the extent deducted in determining such net income, the sum of (i) Interest Expense for such period,
(ii) provision for income taxes for such period, (iii) the aggregate amount attributable to depreciation and amortization for such period, (iv) the aggregate reductions to the principal component of all obligations for such period in respect of any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP and (v) the aggregate amount of all extraordinary, non-recurring or non-operating charges or expenses (whether cash or non-cash and including the charges and expenses set forth on Schedule 1.1) during such period, and minus, without duplication and to the extent added in determining such net income for such period, the aggregate amount of all extraordinary, non-recurring and non-operating additions to income (whether cash or non-cash) during such period.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.

                  "Environmental Liability" means, as to any Person, any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interest" means (i) shares of corporate stock, partnership interests, membership interests and any other interest that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person and (ii) all warrants, options or other rights to acquire any Equity Interest set forth in clause (i) of this defined term.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                              Page 35 of 83 Pages
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                  "ERISA Event" means (i) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (ii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(a) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, any Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article 8.

                  "Excluded Taxes" means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or in which its applicable lending office is located, including any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction, other than any such taxes that would not have been imposed but for the organization or residence by any Loan Party in the jurisdiction imposing the tax or the situs of any property securing the Obligations in the jurisdiction imposing the tax.

                  "Exempt Subsidiary" means, at any time, any Subsidiary that at such time has total revenues and total assets, in each case equal to or less than (i) at any time during which a pending application is on file with the SEC (or an application shall be submitted for filing with the SEC within 30 days) requesting that such Subsidiary become a Broker-Dealer Subsidiary, $500,000 (provided that such Subsidiary has no other material operations at such time) or
(ii) at all other times, $5,000.

                  "Federal Funds Effective Rate" means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by it.

                              Page 36 of 83 Pages
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                  "Financial Officer" means the chief financial officer, chief operating officer or controller of the Borrower.

                  "Financial Statements" has the meaning assigned to such term in Section 4.4(a).

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, commission, exchange, association, board, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the SEC, the GSCC and the NASD.

                  "GSCC" means the Government Securities Clearing Corporation.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that (a) the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business and (b) the amount of any such Guarantee shall be deemed to be the lower of (A) an amount equal to the stated or readily determinable amount of the primary obligation in respect of which such Guarantee is made and (B) the maximum amount for which such Person may be liable pursuant to the terms of the agreement embodying such Guarantee, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or readily determinable, in which case the amount of such Guarantee shall be such Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith (which may include taking into consideration the treatment, if any, of such liability under GAAP). The term "Guaranteed" has a meaning correlative thereto.

                  "Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit E, among the Loan Parties (other than Holdings) and the Lender.

                  "Guarantee Documents" means the Guarantee Agreement and each other guarantee agreement, instrument or other document executed or delivered pursuant to Section 6.11 or 6.12 to guarantee any of the Obligations.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                              Page 37 of 83 Pages
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                  "Hedging Agreement" means any interest rate protection
agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price swap, cap, collar, hedging or other like arrangement.

                  "Holdings" means Euro Brokers Holdings, Inc., a New York corporation.

                  "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (excluding obligations to trade creditors and other similar accounts payable incurred in the ordinary course of business), (iv) all payment obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all payment obligations of such Person in respect of the deferred purchase price of property or services (including contingent payment, earn-out and similar obligations, but excluding obligations to trade creditors and other similar accounts payable incurred in the ordinary course of business), (vi) all Capital Lease Obligations, (vii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (viii) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (ix) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted (e.g., take-or-pay obligations) or similar obligations, (x) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP, (xi) any of the foregoing of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, and (xii) all Guarantees by such Person of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indemnitee" has the meaning assigned to such term in Section 9.3(b).

                  "Interest Coverage Ratio" means, as of any fiscal quarter end, the ratio of (i) EBITDA for the period of the four consecutive fiscal quarters ending thereon to (ii) Interest Expense (excluding, to the extent included therein, all fees paid to the Lender on or about the Closing Date relating to the establishment of the credit facility evidenced hereby) for such period.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 3.2.

                  "Interest Expense" means, for any period, the interest expense (net of interest income), both expensed and capitalized (including the aggregate interest component for such period in respect of any Capital Lease Obligations or in respect of any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP), of the Borrower and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP, provided, however, that, notwithstanding anything herein to the contrary, the term

                              Page 38 of 83 Pages

"Interest Expense" shall not include interest expense (or interest income) in respect of any Special Broker-Dealer Obligations, any Securities Indebtedness or any indebtedness or other obligations owing to Affiliates of the Borrower.

                  "Interest Payment Date" means (i) with respect to any ABR Loan, three Business Days after the end of each calendar quarter, (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Eurodollar Loan is a part and (iii) with respect to all Revolving Loans, the Maturity Date.

                  "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Borrower may elect, provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Lender" means The Bank of New York and its successors.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for the applicable Interest Period, the rate of interest per annum, as determined by the Lender, equal to the rate quoted by the Lender to leading banks in the London interbank market as the rate at which the Lender is offering dollar deposits in an amount approximately equal to the amount of such Eurodollar Borrowing with a maturity comparable to such Interest Period at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (iii) in the case of securities, any purchase option, call or similar right (other than any such option, call or similar right granted in the ordinary course of the grantor's business) to a third party with respect to such securities.

                  "Loan Documents" means this Credit Agreement, the Note, the Guarantee Documents and the Security Documents.

                  "Loan Parties" means the Borrower, the Parent, Holdings and the Subsidiary Guarantors.

                  "Loans" means the loans made by the Lender to the Borrower pursuant to this Credit Agreement.

                  "Margin Stock" has the meaning assigned to such term in Regulation U.

                              Page 39 of 83 Pages

                  "Material Adverse Effect" means a material adverse effect on
(i) the business, assets, operations, properties, performance, capital structure or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of any Loan Document, (iii) the ability of the Parent, Holdings or the Borrower to perform any of its obligations under any Loan Document or (iv) the rights of or benefits available to the Lender under any Loan Document.

                  "Maturity Date" means March 27, 2006.

                  "MFI" means Maxcor Financial Inc., a New York corporation

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Note" means a promissory note evidencing the Revolving Loans payable to the order of the Lender (or, if required by the Lender, to the Lender and its registered assigns), substantially in the form of Exhibit D.

                  "Obligations" has the meaning assigned to such term in the Security Agreement.

                  "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

                  "Parent" means Maxcor Financial Group Inc., a Delaware corporation.

                  "Parent Change in Control" means (i) the failure at any time of Current Management to own at least 18% of the economic and beneficial ownership interests represented by the issued and outstanding equity securities of the Parent, (ii) the failure at any time of Current Management to own at least 20% of the economic and beneficial ownership interests represented by the issued and outstanding equity securities of the Parent calculated on a fully diluted basis or (iii) the ownership at any time, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934), other than Current Management, of securities representing 20% or more of the aggregate ordinary voting power or economic interests represented by the issued and outstanding equity securities of the Parent calculated on a fully diluted basis. "Current Management" means the members of the executive management and/or board of directors of the Parent, Holdings and/or the Borrower as of the Agreement Date.

                  "Participant" has the meaning assigned to such term in Section 9.4(c).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Permitted Encumbrances" means:

                           (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.4;

                              Page 40 of 83 Pages

                           (b)      landlords', vendors', carriers',
         warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.4;

                           (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations, public liability laws and other similar legislation;

                           (d) deposits to secure the performance of bids, trade contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                           (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 8;

                           (f) easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower and the Subsidiaries;

                           (g) Liens in favor of a securities clearing, prime broker or other financial institution encumbering deposits (including the right of set-off) held by such institution in the ordinary course of its business and which are within the general parameters customary in the securities clearing or banking industry;

                           (h) Liens on the assets of any Subsidiary Guarantor in favor of the Borrower or any other Subsidiary Guarantor, and Liens on assets of the Borrower in favor of any Subsidiary Guarantor; and

                           (i) Liens on Margin Stock to the extent that a prohibition on such Liens would violate Regulation U.

                  "Permitted Investments" means:

                           (a) debt obligations maturing within one year from the date of acquisition thereof to the extent the principal thereof and interest thereon is backed by the full faith and credit of the United States of America;

                           (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, or any successor thereto, or from Moody's Investors Service, Inc. or any successor thereto;

                           (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic

                              Page 41 of 83 Pages
         office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $300,000,000 and which is rated at least A-2 by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies and P-2 by Moody's Investors Service, Inc. in the note or commercial paper rating category, or, to the extent not otherwise included, the Lender, in each case denominated in dollars;

                           (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause
         (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and

                           (e) money market mutual funds, 90% of the investments of which are in cash or investments contemplated by clauses
         (a), (b) and (c) of this definition.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Lender as its prime commercial lending rate at its principal office in New York City; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be lowest rate of interest charged by the Lender in connection with extensions of credit to borrowers.

                  "Regulation D" means Regulation D of the Board.

                  "Regulation T" means Regulation T of the Board.

                  "Regulation U" means Regulation U of the Board.

                  "Regulation X" means Regulation X of the Board.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees and agents of such Person and such Person's Affiliates.

                  "Restricted Payment" means, as to any Person, (i) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interests of such Person, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, (iii) any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Indebtedness of such Person which is subordinated to the payment of the Obligations and (iv) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that Controls such Person.

                              Page 42 of 83 Pages

                  "Revolving Commitment" means the commitment of the Lender to make Revolving Loans hereunder in an aggregate amount not exceeding $15,000,000 at any time outstanding, as the same may be adjusted from time to time pursuant to Section 2.5 or pursuant to Section 9.4.

                  "Revolving Credit Exposure" means, at any time, the aggregate outstanding principal amount of the Revolving Loans at such time.

                  "Revolving Loan" means a loan by the Lender referred to in
Section 2.1 and made pursuant to Section 2.4.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Indebtedness" has the meaning assigned to such term in Section 7.1(a)(v).

                  "Security Agreement" means the Security Agreement, substantially in the form of Exhibit F, among the Loan Parties (other than the Parent) and the Lender.

                  "Security Documents" means the Security Agreement and each other security agreement, instrument or other document executed or delivered pursuant to Section 6.11 or 6.12 or Article 4 or 11 of the Security Agreement to secure any of the Obligations.

                  "Special Broker-Dealer Obligations" means, with respect to any Broker-Dealer Subsidiary, any Indebtedness or other liability or obligation of such Broker-Dealer Subsidiary (including Indebtedness and other liabilities and obligations in connection with the clearing or settlement of securities) in the
ordinary course of its brokerage [        ]* or matched riskless principal
business (including Guarantees of obligations of any correspondent broker incurred in the ordinary course of such correspondent broker's brokerage
[        ]* or matched riskless principal business), provided that no Loan Party has any liability or obligation, contingent or otherwise, with respect to any such Indebtedness, Guarantee or other liability or obligation.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Lender is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") as of any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such

--------------------

* Omitted language has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                              Page 43 of 83 Pages
financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power is or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Subsidiary Guarantor" means any Subsidiary that executes and delivers the Security Documents and the Guarantee Agreement, in each case in accordance with Sections 5.1(g), 5.1(h), 6.11 and 6.12.

                  "Tangible Net Worth" of any Person, as of any date, means the sum, without duplication, of all amounts that would be included under stockholder's equity or stockholders' equity, as applicable, on a consolidated balance sheet of such Person and its subsidiaries as of such date, determined in accordance with GAAP, minus all assets of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP, as of such date, that would be classified as intangible assets in accordance with GAAP.

                  "Tax Sharing Agreement" means the Tax Allocation Agreement, dated March 27, 2003, by and among the Parent and its subsidiaries.

                  "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Transactions" means (i) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and
(ii) the borrowing of the Revolving Loans.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "UCC" has the meaning assigned to such term in the Security Agreement.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

   Section 1.2       Terms Generally
                     ---------------

                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to

                              Page 44 of 83 Pages
include such Person's successors and assigns, (iv) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

   Section 1.3       Accounting Terms; GAAP
                     ----------------------

                  As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Credit Agreement and (i) the Borrower notifies the Lender that the Borrower objects to determining compliance with such financial ratio or requirement on the basis of GAAP in effect immediately after such change becomes effective or (ii) the Lender so objects, then the Borrower's compliance with such ratio or requirement shall be determined on the basis of GAAP in effect immediately before such change becomes effective, until either such notice is withdrawn by the Borrower or the Lender, as applicable, or the Borrower and the Lender otherwise agree. Except as otherwise expressly provided herein, the computation of financial ratios and requirements set forth in this Credit Agreement shall be consistent with the Borrower's financial statements required to be delivered hereunder.


                                   ARTICLE 2.

                                   THE CREDITS

   Section 2.1       Revolving Commitment
                     --------------------

                  Subject to the terms and conditions hereof, the Lender agrees to make Revolving Loans to the Borrower in dollars from time to time during the Availability Period in an aggregate principal amount that will not result in the Revolving Credit Exposure exceeding the Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

   Section 2.2       Revolving Loans and Borrowings
                     ------------------------------

                  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made in accordance with the Revolving Commitment.

                  (b) Subject to Section 3.4, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as applicable, in each case as the Borrower may request in accordance herewith. The Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of the Lender to make such Revolving Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Credit Agreement.

                              Page 45 of 83 Pages

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $500,000, provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Commitment. Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of five Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Credit Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

   Section 2.3       Requests for Borrowings
                     -----------------------

                  (a) To request a Borrowing, the Borrower shall deliver to the Lender a signed Borrowing Request (or shall notify the Lender by telephone, to be promptly confirmed by the delivery to the Lender of a signed Borrowing Request), (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request (including each such telephonic request) shall be irrevocable and shall specify the following information in compliance with Section 2.2:

                           (i)      the aggregate amount of the requested
         Borrowing;

                           (ii) the date of such Borrowing, which shall be a Business Day;

                           (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                           (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                           (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.4.

                  (b) If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

   Section 2.4       Funding of Borrowings
                     ---------------------

                  Subject to Section 5.2, the Lender shall make each Revolving Loan to be made hereunder available to the Borrower by 1:00 p.m., New York City time, on the proposed date thereof by crediting or otherwise transferring immediately available funds to an account of the Borrower maintained with the Lender and designated by the Borrower in the applicable Borrowing Request.

                              Page 46 of 83 Pages

   Section 2.5       Termination and Reduction of the Revolving Commitment
                     -----------------------------------------------------

                  (a) Unless previously terminated, the Revolving Commitment shall terminate on the Maturity Date.

                  (b) The Revolving Commitment shall be automatically reduced to $10,000,000 on September 27, 2004 and to $5,000,000 on September 27, 2005. In addition, notwithstanding anything herein to the contrary, upon the occurrence and at any time during the continuance of any Parent Change in Control, the Lender may, by written notice to the Borrower, take either or both of the following actions (whether before or after the Closing Date), at the same or different times: (i) terminate the unused availability under the Revolving Commitment, and, on the second Business Day after the Borrower receives such notice, the Revolving Commitment shall terminate immediately and (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and, on the second Business Day after the Borrower receives such notice, the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (c) The Borrower may at any time terminate, or from time to time permanently reduce, the Revolving Commitment, provided that (i) the Borrower shall not terminate or reduce the Revolving Commitment if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with
Section 2.7, the Revolving Credit Exposure would exceed the Revolving Commitment and (ii) each such reduction of the Revolving Commitment shall be in an amount that is an integral multiple of $250,000 and not less than $500,000.

                  (d) In addition to any termination or reduction of the Revolving Commitment under paragraphs (a), (b) and (c) of this Section, the Revolving Commitment shall be reduced as required under Section 7.1(a)(vii).

                  (e) The Borrower shall notify the Lender of any election to terminate or reduce the Revolving Commitment under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Lender on or prior to the specified effective date) if such condition is not satisfied. Unless otherwise expressly provided herein, each reduction, and any termination, of the Revolving Commitment shall be permanent.

   Section 2.6       Repayment of Revolving Loans; Evidence of Debt
                     ----------------------------------------------

                  (a) The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

                  (b) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the debt of the Borrower to the Lender resulting from each Revolving Loan, including the amounts of principal and interest payable and paid from time to time hereunder.

                              Page 47 of 83 Pages

                  (c) The Lender shall maintain accounts in which it shall record (i) the amount of each Revolving Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable hereunder and
(iii) the amount of any sum received by the Lender hereunder.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) or (c) of this Section shall, to the extent not inconsistent with any entries made in the Note, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans in accordance with the terms of this Credit Agreement.

                  (e) The Revolving Loans shall be evidenced by a Note, substantially in the form of Exhibit D. If requested by the Lender, its Note may be made payable to the Lender and its registered assigns in which case all Revolving Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more Notes in like form payable to the order of the payee named therein and its registered assigns.

   Section 2.7       Prepayment of Revolving Loans
                     -----------------------------

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

                  (b) In the event of any partial reduction or termination of the Revolving Commitment in accordance with Section 2.5, then (i) at or prior to the effective date of such reduction or termination, the Lender shall notify the Borrower of the sum of the Revolving Credit Exposure after giving effect to any concurrent payment of the Revolving Loans and (ii) if such sum would exceed the Revolving Commitment after giving effect to such reduction or termination, then the Borrower shall, on the effective date of such reduction or termination, prepay Borrowings in an amount sufficient to eliminate such excess.

                  (c) The Borrower shall notify the Lender by telephone (confirmed by facsimile) of any prepayment hereunder, other than prepayments arising in connection with a termination or reduction of the Revolving Commitment in respect of which notice has been given to the Lender in accordance with Section 2.5(e), (i) in the case of a prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the Borrowing, the prepayment date and the principal amount of such Borrowing or portion thereof to be prepaid, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitment as contemplated by Section 2.5, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.5. Each partial prepayment of any Borrowing under Section 2.7(a) shall be in an integral multiple of $100,000 and not less than $500,000. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.1.

   Section 2.8       Payments Generally; Pro Rata Treatment; Sharing of Setoffs
                     ----------------------------------------------------------

                  (a) Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Revolving Loans, interest or fees, or of amounts payable under Sections 3.5, 3.6, 3.7 or 9.3, or otherwise) prior to 1:00 p.m., New York City time, on the

                              Page 48 of 83 Pages
date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its office at One Wall Street, New York, New York, or such other office as to which the Lender may notify the Borrower. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal of Revolving Loans, interest, fees and commissions then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees and commissions then due hereunder and (ii) second, towards payment of principal of Revolving Loans then due hereunder.


                                   ARTICLE 3.

                     INTEREST, FEES, YIELD PROTECTION, ETC.

   Section 3.1       Interest
                     --------

                  (a) The Revolving Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus [ ]*%. The Revolving Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus [ ] *%.

                  (b) Notwithstanding the foregoing, if any principal of or interest on any Revolving Loan, or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Revolving Loan, 2% plus the rate otherwise applicable to such Revolving Loan as provided in the preceding paragraph of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Borrowings as provided in the preceding paragraph of this Section. In addition, notwithstanding the foregoing, if an Event of Default or a Parent Change in Control has occurred and is continuing (and, in the case of a Parent Change in Control, the Lender so notifies the Borrower), then, so long as such Event of Default or Parent Change in Control, as applicable, is continuing, all outstanding principal of each Revolving Loan shall, without duplication of amounts payable under the preceding sentence, bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Revolving Loan as provided in the preceding paragraph of this Section.


--------------------

* Omitted language has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                              Page 49 of 83 Pages

                  (c) Accrued interest on each Revolving Loan shall be payable quarterly in arrears on each Interest Payment Date for such Revolving Loan, provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Revolving Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Revolving Loan shall be payable on the effective date of such conversion.

                  (d) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Lender, and such determination shall be conclusive absent clearly demonstrable error.

   Section 3.2       Interest Elections Relating to Borrowings
                     -----------------------------------------

                  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall deliver to the Lender a signed Interest Election Request in a form approved by the Lender (or notify the Lender by telephone, to be promptly confirmed by delivery to the Lender of a signed Interest Election Request) by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

                  (c) Each such telephonic and written Interest Election Request shall be irrevocable and shall specify the following information:

                           (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                           (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                              Page 50 of 83 Pages

                           (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) If the Borrower fails to deliver a timely Interest Election Request prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default or Parent Change in Control has occurred and is continuing (and, in the case of a Parent Change in Control, the Lender so notifies the Borrower), then, so long as such Event of Default or Parent Change in Control, as applicable, is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

   Section 3.3       Fees
                     ----

                  (a) The Borrower agrees to pay to the Lender an unused commitment fee, which shall accrue at a rate per annum equal to 0.350% on the daily amount of the unused Revolving Commitment during the period from and including the Closing Date to but excluding the date on which the Revolving Commitment terminates. Accrued unused commitment fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the Revolving Commitment is permanently reduced and on the date on which the Revolving Commitment terminates, commencing on the first such date to occur after the date hereof. All unused commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay to the Lender fees and other amounts payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Lender.

                  (c) All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds. Fees and other amounts paid shall not be refundable under any circumstances.

   Section 3.4       Alternate Rate of Interest
                     --------------------------

                  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                           (a) the Lender determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                           (b) the Lender determines that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost of making or maintaining the Revolving Loans included in such Borrowing for such Interest Period;

then the Lender shall give notice thereof to the Borrower by telephone or facsimile as promptly as practicable thereafter, and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist,

                              Page 51 of 83 Pages

(i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

   Section 3.5       Increased Costs; Illegality
                     ---------------------------

                  (a)      If any Change in Law shall:

                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender (except any such reserve requirement reflected in the Adjusted LIBO
         Rate); or

                           (ii) impose on the Lender or the London interbank market any other condition affecting this Credit Agreement or any Eurodollar Loans;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Eurodollar Loan hereunder or to increase the cost to the Lender or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

                  (b) If the Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Credit Agreement or the Revolving Loans to a level below that which the Lender or the Lender's holding company could have achieved but for such Change in Law (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

                  (c) A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within ten days after receipt thereof.

                  (d) Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender's intention to claim compensation therefor, and provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) Notwithstanding any other provision of this Credit Agreement, if, after the Agreement Date, any Change in Law shall make it unlawful for the Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower:

                              Page 52 of 83 Pages

                           (i) the Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing, as applicable, for an additional Interest Period shall be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such or to convert a Eurodollar Loan into an ABR Loan, as applicable), unless such declaration shall be subsequently withdrawn; and

                           (ii) the Lender may require that all outstanding Eurodollar Loans be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans, as of the effective date of such notice as provided in the last sentence of this paragraph.

In the event the Lender shall exercise its rights under clause (i) or (ii) of this paragraph, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made or the converted Eurodollar Loans shall instead be applied to repay the ABR Loans made in lieu of, or resulting from the conversion of, such Eurodollar Loans, as applicable. For purposes of this paragraph, a notice to the Borrower by the Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

   Section 3.6       Break Funding Payments
                     ----------------------

                  In the event of (i) the payment or prepayment (voluntary or otherwise) of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or a Parent Change in Control), (ii) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or
(iii) the failure to borrow, convert, continue or prepay any Eurodollar Loan as indicated and on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.7(c) and is revoked in accordance therewith), then, in any such event, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to the Lender shall be deemed to include an amount determined by the Lender to be the excess, if any, of (a) the amount of interest that would have accrued on the principal amount of such Revolving Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Revolving Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Revolving Loan), over
(b) the amount of interest that would accrue on such principal amount for such period at the interest rate that the Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within ten days after receipt thereof.

   Section 3.7       Taxes
                     -----

                  (a) Any and all payments by or on account of any obligation of any Loan Party hereunder and under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or

                              Page 53 of 83 Pages

Other Taxes, provided that, if such Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and
(iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Each Loan Party shall indemnify the Lender, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender on or with respect to any payment by or on account of any obligation of such Loan Party under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

                  (e) If the Lender determines, in its sole good faith discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 3.7, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to any Loan Party or any other Person.

   Section 3.8       Mitigation Obligations
                     ----------------------

                  If the Lender requests compensation under Section 3.5, or if the Borrower is required to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 3.7, then the Lender shall use reasonable efforts to designate a different lending office for funding or booking the Revolving Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of the Lender, such designation or assignment
(i) would eliminate or materially reduce amounts payable pursuant to Section 3.5 or 3.7, as applicable, in the future and (ii) would not subject the Lender or any of its Affiliates to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender or any of its Affiliates. The

                              Page 54 of 83 Pages

Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.


                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lender that:

   Section 4.1       Organization; Powers
                     --------------------

                  Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

   Section 4.2       Authorization; Enforceability
                     -----------------------------

                  The Transactions are within the corporate, partnership or other analogous powers of each of the Borrower and the Subsidiaries to the extent it is a party thereto and have been duly authorized by all necessary corporate, partnership or other analogous and, if required, equity holder action. Each Loan Document has been duly executed and delivered by each of the Borrower and the Subsidiaries to the extent it is a party thereto and constitutes a legal, valid and binding obligation thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

   Section 4.3       Governmental Approvals; No Conflicts
                     ------------------------------------

                  The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and disclosure filings that may be made with the SEC with respect to the Transactions, (ii) will not violate any applicable law or regulation or the charter, by- laws or other organizational documents of the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries (other than Liens permitted by Section 7.2).

   Section 4.4       Financial Condition; No Material Adverse Change
                     -----------------------------------------------

                  (a)      The Borrower has heretofore furnished to the Lender
(i) the consolidated and consolidating balance sheets and statements of income, stockholder's equity and cash flows of the Borrower and the Subsidiaries as of and for the fiscal year ended December 31, 2001, which, in the case of the consolidated balance sheets and statements of income, stockholder's equity and cash flows, have been audited and reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) the consolidated and consolidating balance sheets and statements of income, stockholder's equity and cash flows of the Borrower and the Subsidiaries as of and for the fiscal quarter ended

                              Page 55 of 83 Pages

September 30, 2002 and the portion of the fiscal year then ended, certified by its chief financial officer. The financial statements referred to above (the "Financial Statements") present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the consolidated Subsidiaries as of such dates and for the indicated periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) Other than as disclosed on Schedule 4.4(b), since December 31, 2001, there has been no material adverse change in the business, assets, operations, properties, performance, capital structure or condition, financial or otherwise, of the Parent, Holdings, the Borrower and the Subsidiaries, taken as a whole.

   Section 4.5       Properties
                     ----------

                  (a) Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Each of the Borrower and the Subsidiaries owns or has, or is entitled to use, all trademarks, trade names, copyrights, patents and other intellectual property, and all rights, licenses, permits, privileges, memberships and franchises, in each case material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

   Section 4.6       Litigation and Environmental Matters
                     ------------------------------------

                  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) that, if adversely determined (provided that there exists a reasonable possibility of such adverse determination), could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) have failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (ii) have become subject to any Environmental Liability, (iii) have received notice of any claim with respect to any Environmental Liability or (iv) know of any basis for any Environmental Liability.

                  (c) Since the Agreement Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                              Page 56 of 83 Pages

   Section 4.7       Compliance with Laws and Agreements
                     -----------------------------------

                  Each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Parent Change in Control has occurred and is continuing.

   Section 4.8       Investment and Holding Company Status
                     -------------------------------------

                  Neither the Borrower nor any of the Subsidiaries is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

   Section 4.9       Taxes
                     -----

                  Each of the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except
(i) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

   Section 4.10      ERISA
                     -----

                  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than $2,000,000, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by more than $2,000,000.

   Section 4.11      Disclosure
                     ----------

                  To the Borrower's knowledge, it has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of the Subsidiaries is subject, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the Financial Statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to the Lender in connection with the negotiation of the Loan Documents or delivered thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                              Page 57 of 83 Pages

   Section 4.12      Subsidiaries
                     ------------

                  On the Agreement Date, the Borrower has no direct or indirect Subsidiaries or investments (other than Permitted Investments) in, or joint ventures or partnerships with, any Person, except as disclosed in Schedule 4.12. Such Schedule sets forth the ownership interest of the Borrower in each Subsidiary and identifies each Subsidiary that is a Broker-Dealer Subsidiary and/or an Exempt Subsidiary, in each case on the Agreement Date.

   Section 4.13      Insurance
                     ---------

                  Schedule 4.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries on the Agreement Date. As of the Agreement Date, all premiums in respect of such insurance that are due and payable have been paid.

   Section 4.14      Labor Matters
                     -------------

                  Except for the Disclosed Matters, (i) there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened, (ii) the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where any such violations, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (iii) all material payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary and (iv) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

   Section 4.15      Solvency
                     --------

                  Immediately after the consummation of each Transaction, (i) the fair value of the assets of the Borrower and the Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Borrower and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) each of the Borrower and the Subsidiary Guarantors will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (iv) each of the Borrower and the Subsidiary Guarantors will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such date.

   Section 4.16      Federal Reserve Regulations
                     ---------------------------

                  (a) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any Margin Stock or for any purpose

                              Page 58 of 83 Pages
that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X.


                                   ARTICLE 5.

                                   CONDITIONS

   Section 5.1       Closing Date
                     ------------

                  The obligation of the Lender to make Revolving Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):

                  (a) Credit Agreement. The Lender (or its counsel) shall have received from the Borrower either (i) a counterpart of this Credit Agreement signed on behalf of the Borrower or (ii) written evidence satisfactory to the Lender (which may include facsimile transmission of a signed signature page of this Credit Agreement) that the Borrower has signed a counterpart of this Credit Agreement.

                  (b) Note. The Lender shall have received a Note, signed on behalf of the Borrower.

                  (c) Legal Opinion. The Lender shall have received a favorable written opinion (addressed to the Lender and dated the Closing Date) from the General Counsel of the Parent on behalf of the Loan Parties and Loeb & Loeb LLP, special counsel to the Loan Parties, substantially in the form of Exhibit B-1 and Exhibit B-2, respectively, covering such other matters relating to the Loan Parties, the Loan Documents and the Transactions as the Lender shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (d) Organizational Documents, etc. The Lender shall have received such documents and certificates as the Lender or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions, the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers, and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Lender and its counsel.

                  (e) Officer's Certificate. The Lender shall have received a certificate, in form and substance reasonably satisfactory to the Lender, dated the Closing Date and signed by the chief executive officer, chief operating officer or the chief financial officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.2.

                  (f) Fees and Expenses. The Lender shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (g) Guarantee Agreement. The Lender shall have received counterparts of the Guarantee Agreement, signed on behalf of the Parent and the Borrower.

                              Page 59 of 83 Pages

                  (h) Security Agreement. The Lender shall have received counterparts of the Security Agreement, signed on behalf of Holdings and the Borrower, together with the following:

                           (i) any certificated securities representing shares of capital stock or other similar interests owned by or on behalf of any Loan Party constituting Collateral as of the Closing Date after giving effect to the Transactions, together with stock powers and instruments of transfer, endorsed in blank, with respect to such certificated securities;

                           (ii) all instruments and other documents, including UCC financing statements, required by law or reasonably requested by the Lender to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

                           (iii)    results of a search of the UCC (or
         equivalent) filings made and tax and judgment lien searches with respect to each of Holdings and the Borrower in the jurisdictions contemplated by the Security Agreement and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Lender that the Liens indicated by such financing statements (or similar documents) are permitted by Section
         7.2 or have been released.

                  (i) Insurance. The Lender shall have received evidence reasonably satisfactory to it that the insurance required by Section 6.10 is in effect.

                  (j) No Violation. The performance by each Loan Party of its obligations under each Loan Document to which it is a party shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any agreement of any Loan Party or any other Subsidiary, except for conflicts, defaults and events of default that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and the Lender shall have received one or more officer's certificates to such effect, reasonably satisfactory to the Lender.

                  (k) Closing Tangible Net Worth. The Lender shall have received a certificate of a Financial Officer, dated the Closing Date, in form and substance reasonably satisfactory to the Lender, demonstrating that the Tangible Net Worth of each of Parent and the Borrower shall be equal to or greater than $40,000,000 and $31,000,000, respectively, as of the Closing Date, determined on a pro forma basis after giving effect to the Transactions (and attaching calculations in reasonable detail).

                  (l) Certain Indebtedness or Equity Interests. After giving effect to the Transactions occurring on or prior to the Closing Date, all working capital or similar facilities of the Borrower and the Subsidiaries with parties other than Affiliates (including any revolver or other working capital facility with General Electric Capital Corporation) shall have been terminated, all amounts due thereunder shall have been paid in full and all Liens and other arrangements securing the obligations thereunder shall have been terminated and released, and neither the Borrower nor any Subsidiary shall have outstanding any Equity Interests or any Indebtedness, other than as permitted by Section 7.1, and the Lender shall have received evidence, in form and substance reasonably satisfactory to it, with respect to the foregoing.

                  (m) Environmental Matters; No Litigation; Tax Sharing Agreement. The Lender shall be reasonably satisfied (i) with the amount and nature of any environmental and employee health and safety exposures to which

                              Page 60 of 83 Pages
the Borrower and the Subsidiaries may be subject, and with the plans of the Borrower with respect thereto, (ii) that there shall be no litigation or administrative proceeding, or regulatory development, that would reasonably be expected to have a Material Adverse Effect, (iii) with the current status of, and the terms of any settlement or other resolution of, any litigation or other proceedings brought against the Borrower or any Subsidiary relating to its business or (iv) with the tax position and the contingent tax and other liabilities of the Borrower and the Subsidiaries, and with the plans of the Borrower with respect thereto. The Lender shall have received a certificate of a Financial Officer, dated the Closing Date, in form and substance reasonably satisfactory to the Lender, attaching a true, complete and correct copy of the Tax Sharing Agreement, which shall be in form and substance reasonably satisfactory to the Lender.

                  (n) No Material Adverse Change. The Lender shall have received a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Lender, dated the Closing Date, to the effect that no material adverse change in the business, assets, operations, properties, performance, capital structure or condition, financial or otherwise, of the Parent, Holdings, the Borrower and the Subsidiaries, taken as a whole, has occurred since December 31, 2001.

                  (o) Budget. The Lender shall have received and be reasonably satisfied in all respects with an annual consolidated and consolidating forecast (with a statement of all underlying assumptions) for the Borrower and the Subsidiaries for the 2003 fiscal year, including projected consolidated and consolidating statements of income of the Borrower and the Subsidiaries, all in reasonable detail acceptable to the Lender.

         The Lender shall notify the Borrower of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligation of the Lender to make Revolving Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 4:30 p.m., New York City time, on March 27, 2003 (and, in the event such conditions are not so satisfied or waived, the Revolving Commitment shall terminate at such time).

   Section 5.2       Each Credit Event
                     -----------------

                  The obligation of the Lender to make a Revolving Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default or Parent Change in Control shall have occurred and be continuing.

                  (c) The Lender shall have received such other documentation and assurances as shall be reasonably required by it in connection therewith.

         Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section, except to the extent that such representation or warranty expressly relates to an earlier date.

                              Page 61 of 83 Pages

                                   ARTICLE 6.

                              AFFIRMATIVE COVENANTS

         Until the Revolving Commitment has expired or been terminated and the principal of and interest on each Revolving Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Lender that:

   Section 6.1       Financial Statements and Other Information
                     ------------------------------------------

                  The Borrower will furnish to the Lender:

                  (a) within 90 days after the end of each fiscal year, its audited consolidated balance sheet and related statements of income, stockholder's equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year and within 30 days after the end of each of the first six fiscal months after the Closing Date, its unaudited consolidated balance sheet and related unaudited statements of income, stockholder's equity and cash flows as of the end of and for such fiscal quarter or month, as applicable, and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) within 45 days after the end of each of the first three fiscal quarters of each fiscal year and within 30 days after the end of each of the first six fiscal months after the Closing Date, its unaudited consolidating balance sheet and related unaudited statements of income, stockholder's equity and cash flows as of the end of and for such fiscal quarter or month, as applicable, and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a schedule of other financial information consisting of consolidating or combining details in columnar form with the Subsidiaries separately identified, in accordance with GAAP consistently applied;

                  (d) within 45 days after the end of each of the first three fiscal quarters of each fiscal year and within 30 days after the end of each of the first six fiscal months after the Closing Date, unaudited financial information for each of the Borrower's business lines presented in the format

                              Page 62 of 83 Pages
prepared by the Borrower's management with respect to the relevant period, certified by one of its Financial Officers as presenting fairly in all material respects the results of operations of the Borrower's business lines;

                  (e) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a Compliance Certificate signed by a Financial Officer, (i) attaching reasonably detailed calculations demonstrating compliance with Section 7.11, (ii) listing the Broker-Dealer Subsidiaries and the Exempt Subsidiaries as of the date of such Compliance Certificate, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.4 that would have an effect on the financial statements accompanying such Compliance Certificates and, if any such change has occurred, specifying the effect of such change on such financial statements and (iv) either certifying that there has been no change to the information disclosed in the Schedules to the Security Agreement or, after the delivery of the first certification delivered pursuant to this subsection, as previously certified, or, if so, specifying all such changes;

                  (f) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, the GSCC, the NASD or any national securities exchange, or distributed by the Borrower to its shareholders generally, as applicable;

                  (h) (i) within 30 days after the beginning of each fiscal year, an annual consolidated and consolidating forecast for the Borrower and the Subsidiaries for such fiscal year, including projected consolidated and consolidating statements of income of the Borrower and the Subsidiaries, all in reasonable detail acceptable to the Lender, and (ii) promptly upon preparation thereof, any revisions that may be made to any forecast previously delivered to the Lender; and

                  (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may reasonably request.

   Section 6.2       Notices of Material Events
                     --------------------------

                  The Borrower will furnish to the Lender prompt written notice of the following:

                  (a) the occurrence of any Default or any Parent Change in Control;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could in the good faith opinion of the Borrower reasonably be expected to result in a Material Adverse Effect;

                  (c) as soon as possible and in no event later than five Business Days after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any notice, summons, citations or other written

                              Page 63 of 83 Pages
communications concerning any actual, alleged, suspected or threatened violation of any Environmental Law, or any Environmental Liability of the Borrower or any of its Subsidiaries, in each case which could reasonably be expected to have a Material Adverse Effect; and

                  (d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $1,500,000; and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

   Section 6.3       Existence; Conduct of Business
                     ------------------------------

                  (a) The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and all rights, licenses, permits, privileges, memberships and franchises, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted by Section 7.3 or any sale, lease, transfer or other disposition permitted by Section 7.5.

                  (b)      Within 90 days after the Closing Date, the Borrower
will cause MFI to (i) [     ]* and (ii) become and, thereafter, at all times
continue to be a duly qualified Category 1 Dealer Netting Member under the rules and regulations of the GSCC.

   Section 6.4       Payment and Performance of Obligations
                     --------------------------------------

                  The Borrower will, and will cause each of the Subsidiaries to, pay or perform its obligations, including Tax liabilities, that, if not paid or performed, could reasonably be expected to result in a Material Adverse Effect, except where (i) the validity or amount thereof is being contested in good faith, (ii) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

   Section 6.5       Maintenance of Properties
                     -------------------------

                  The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all of its property in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

   Section 6.6       Books and Records; Inspection Rights
                     ------------------------------------

                  The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and

--------------------

* Omitted language has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                              Page 64 of 83 Pages
activities, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

   Section 6.7       Compliance with Laws
                     --------------------

                  The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

   Section 6.8       Use of Proceeds
                     ---------------

                  The proceeds of the Revolving Loans will be used only to make capital contributions to MFI as shall be necessary to enable MFI to become a duly qualified Category 1 Dealer Netting Member under the rules and regulations of the GSCC and, thereafter, so long as MFI continues to be so qualified, for working capital and other corporate purposes not inconsistent with the terms hereof. No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.

   Section 6.9       Information Regarding Collateral
                     --------------------------------

                  The Borrower will furnish to the Lender prompt written notice of any change in (i) the legal name or jurisdiction of incorporation or formation of any Loan Party (other than the Parent), (ii) the location of the chief executive office of the any Loan Party (other than the Parent), its principal place of business or any office in which it maintains books or records relating to Collateral owned or held by it or on its behalf (including the establishment of any such new office or facility), (iii) the identity or organizational structure of any Loan Party (other than the Parent) such that a filed financing statement becomes misleading or (iv) the Federal Taxpayer Identification Number or company organizational number of any Loan Party (other than the Parent). The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal, and perfected security interest in all the Collateral with priority required by the Security Documents. The Borrower also agrees promptly to notify the Lender if any material portion of the Collateral is damaged or destroyed.

   Section 6.10      Insurance
                     ---------

                  The Borrower will maintain, with financially sound and reputable insurance companies, (i) adequate insurance for the respective insurable properties of the Borrower and the Subsidiaries, all to such extent and against such risks, including fire, casualty, fidelity, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations and (ii) such other insurance as is required pursuant to the terms of any Security Document.

                              Page 65 of 83 Pages

   Section 6.11      Additional Subsidiaries
                     -----------------------

                  If any Subsidiary (other than a Broker-Dealer Subsidiary, an Exempt Subsidiary or a Subsidiary that is a party to the Guarantee Agreement and the Security Agreement) is formed or acquired after the Agreement Date, or any Subsidiary ceases to be a Broker-Dealer Subsidiary or an Exempt Subsidiary after the Agreement Date, then the Borrower will notify the Lender in writing thereof not later than the tenth Business Day after the date on which such Subsidiary is formed or acquired or ceases to be a Broker-Dealer Subsidiary or an Exempt Subsidiary, as applicable, and (i) the Borrower will cause such Subsidiary to
(a) execute and deliver each applicable Guarantee Document (or otherwise become a party thereto in the manner provided therein) and become a party to each applicable Security Document in the manner provided therein, in each case not later than the tenth Business Day after the date on which such Subsidiary is formed or acquired or ceases to be a Broker-Dealer Subsidiary or an Exempt Subsidiary, as applicable, and (b) promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations in accordance with the applicable Security Documents (with the priority required thereby) as the Lender shall reasonably request and (ii) if any Equity Interests issued by such Subsidiary are owned or held by or on behalf of Holdings, the Borrower or any Subsidiary Guarantor, the Borrower will cause such Equity Interests to be pledged pursuant to the Security Documents not later than the tenth Business Day after the date on which such Subsidiary is formed or acquired or ceases to be a Broker-Dealer Subsidiary or an Exempt Subsidiary, as applicable.

   Section 6.12      Further Assurances
                     ------------------

                  (a) The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements (including guarantee agreements and security agreements) and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or which the Lender may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect (including as a result of any change in applicable law) the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrower. The Borrower also agrees to provide to the Lender, from time to time upon request, evidence reasonably satisfactory to the Lender as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) The Borrower hereby covenants and agrees that, if at any time on or after the Agreement Date any asset or property acquired, owned or held by or on behalf of the Borrower or any other Loan Party that constitutes or would constitute Collateral is not subject to a perfected Lien of the Lender under the applicable Loan Documents with the priority required thereby (except as a result of the Lender's failure to maintain possession of any stock certificate or other similar document delivered to it under any Loan Document or as a result of such asset or property being used or disposed of in a manner expressly permitted by any Loan Document), then the Borrower shall, at its own cost and expense, promptly (i) notify the Lender thereof and (ii) execute and deliver or cause the applicable Loan Party to execute and deliver, any and all agreements, instruments and other documents, and take all further action (including the filing and recording of financing statements and other documents), that may be necessary or reasonably requested by the Lender to cause such asset or property to become subject to a perfected Lien of the Lender under the applicable Loan Documents, with the priority required thereby. In addition, the Borrower hereby covenants and agrees that each Compliance Certificate delivered pursuant to Section 6.1(e) after the Agreement Date shall contain a certification that the representations and warranties contained in Section 3.1(a)(v) of the Security Agreement made by it and each other Loan Party are true and correct as of the date of such certificate.

                              Page 66 of 83 Pages

   Section 6.13      Environmental Compliance
                     ------------------------

                  The Borrower will, and will cause each Subsidiary to, use and operate all of its facilities and property in compliance with all applicable Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where noncompliance with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE 7.

                               NEGATIVE COVENANTS

         Until the Revolving Commitment has expired or been terminated and the principal of and interest on each Revolving Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Lender that:

   Section 7.1       Indebtedness; Equity Securities
                     -------------------------------

                  (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                           (i)      Indebtedness under the Loan Documents;

                           (ii) Indebtedness existing on the Agreement Date and set forth in Schedule 7.1, and extensions, renewals and replacements of any such Indebtedness that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to the Borrower or the applicable Subsidiary than the terms of the Indebtedness being extended, renewed or replaced;

                           (iii)    Indebtedness of the Borrower or any
         Subsidiary not otherwise permitted by this Section 7.1 incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and obligations in respect of any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness permitted by this clause (iii) that do not increase the outstanding principal amount thereof, provided that the -------- aggregate principal amount of Indebtedness permitted by this clause
         (iii) shall not, without duplication, exceed $13,000,000 at any time outstanding;

                           (iv)     Indebtedness constituting Special
         Broker-Dealer Obligations;

                           (v)      Indebtedness secured by Liens permitted by
         Section 7.2(f) ("Securities Indebtedness");

                              Page 67 of 83 Pages

                           (vi) intercompany payables in respect of Tax obligations arising in accordance with the Tax Sharing Agreement;

                           (vii)    Indebtedness not otherwise permitted by this
         Section 7.1 of the Borrower or any Subsidiary to any of its Affiliates and Guarantees by the Borrower or any Subsidiary of Indebtedness of any of its Affiliates, provided that, to the extent that the aggregate principal amount of (A) all such Indebtedness owing to Affiliates other than the Borrower and the Subsidiaries and (B) all such Guarantees of Indebtedness of such Affiliates, in each case permitted by this clause
         (vii), exceeds, without duplication, $2,500,000 at any time outstanding, the Revolving Commitment shall be immediately reduced by the amount of such excess for so long as such excess may exist; and

                           (viii) unsecured Indebtedness of the Borrower and the Subsidiaries not otherwise permitted by this Section 7.1 in an aggregate principal amount, without duplication, not exceeding $1,000,000.

                  (b) The Borrower will not, and it will not permit any Subsidiary to, (i) issue any Disqualified Equity Interests or (ii) be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Equity Interests of the Borrower or any Subsidiary, except as permitted by Section 7.7.

   Section 7.2       Liens
                     -----

                  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a)      Liens created under the Loan Documents;

                  (b)      Permitted Encumbrances;

                  (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Agreement Date and set forth in Schedule 7.2, provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Agreement Date and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) security interests in fixed or capital assets owned, acquired, constructed or improved by the Borrower or any Subsidiary, and security interests in cash and cash equivalents of the Borrower or any Subsidiary in an aggregate amount not exceeding $1,000,000, provided that, in each case under this clause (d), such security interest secures Indebtedness permitted by clause (iii) of Section 7.1(a);

                  (e) Liens on the property or assets of any Broker-Dealer Subsidiary securing its Special Broker-Dealer Obligations;

                  (f) Liens securing Indebtedness incurred in connection with the acquisition of securities permitted by Section 7.4(g), provided that, in each case, such Lien shall apply only to the securities being acquired and other property on deposit with the corresponding lender in the ordinary course of the Borrower's or the applicable Subsidiary's business; and

                              Page 68 of 83 Pages

                  (g) Liens in connection with repurchase agreements and reverse repurchase agreements permitted by Section 7.12.

   Section 7.3       Fundamental Changes; Line of Business; Fiscal Year
                     --------------------------------------------------

                  (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests issued by any of the Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, provided that, if at the time thereof and immediately after giving effect thereto, no Default or Parent Change in Control shall or would have occurred and be continuing:

                           (i) any wholly-owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving entity, any wholly-owned Subsidiary may merge into any Subsidiary Guarantor in a transaction in which such Subsidiary Guarantor is the surviving entity and any wholly-owned Subsidiary that is not a Subsidiary Guarantor may merge into any other wholly-owned Subsidiary that is not a Subsidiary Guarantor;

                           (ii) any Subsidiary may merge with any Person in a transaction that is not permitted by clause (i) of this Section 7.3(a), provided that such merger is permitted by Section 7.4 or 7.5, as applicable;

                           (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets (including Equity Interests) to the Borrower or to any Subsidiary Guarantor and any Subsidiary that is not a Subsidiary Guarantor may sell, transfer, lease or otherwise dispose of all or substantially all of its assets (including Equity Interests) to any other Subsidiary that is not a Subsidiary Guarantor; and

                           (iv) the Borrower or any Subsidiary may sell, transfer, lease or otherwise dispose of its assets in a transaction that is not permitted by clause (iii) of this Section 7.3(a), provided that such sale, transfer, lease or other disposition is permitted by
         Section 7.5.

                  (b) The Borrower will not, and will not permit any of the Subsidiaries to, engage to any material extent in any business outside of the financial services industry.

                  (c) The Borrower will not, and will not permit any of the Subsidiaries to, change its fiscal year.

   Section 7.4       Investments, Loans, Advances, Guarantees and Acquisitions
                     ---------------------------------------------------------

                  The Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, make or permit to exist any Guarantees of any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions (including pursuant to any merger)) any assets of any other Person constituting a business unit, except:

                  (a)      Permitted Investments;

                              Page 69 of 83 Pages

                  (b) investments existing on the Agreement Date and set forth in Schedule 4.12;

                  (c) Hedging Agreements permitted by Section 7.6, repurchase agreements and reverse repurchase agreements permitted by Section 7.12, mergers permitted by Section 7.3(a)(i) and acquisitions permitted by
Section 7.3(a)(iii);

                  (d) intercompany receivables in respect of Tax obligations arising in accordance with the Tax Sharing Agreement;

                  (e)      investments not otherwise permitted by this Section
7.4 made by the Borrower or any Subsidiary in the Equity Interests of any of its Affiliates, loans or advances made by the Borrower or any Subsidiary to any of its Affiliates, acquisitions made by the Borrower or any Subsidiary from any of its Affiliates and Guarantees by the Borrower or any Subsidiary of the obligations of any of its Affiliates (including Guarantees permitted by Section 7.1), provided that, immediately before and after any time when the aggregate amount of (i) all such investments in the Equity Interests of Affiliates (other than the Borrower and the Subsidiaries), (ii) all such loans and advances to such Affiliates (other than the Borrower and the Subsidiaries), (iii) all acquisitions from such Affiliates (other than the Borrower and the Subsidiaries) and (iv) all such Guarantees of obligations of such Affiliates (other than the Borrower and the Subsidiaries), in each case permitted by this clause (e),
exceeds, without duplication, [       ]* at any time outstanding [       ]*

                  (f) investments comprised of notes payable and stock or other securities issued by account debtors pursuant to negotiated agreements with respect to the settlement of accounts in the ordinary course of business;

                  (g) other investments in debt and equity securities acquired in the ordinary course of business;

                  (h) loans and advances to employees in the ordinary course of business consistent with past practice; and

                  (i) Indebtedness permitted by Section 7.1 and other Special Broker-Dealer Obligations.

   Section 7.5       Asset Sales; Issuances of Equity Interests by Subsidiaries
                     ----------------------------------------------------------

                  The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose (including pursuant to a merger) of any asset, including any asset constituting an Equity Interest in any other Person, nor will the Borrower permit any of the Subsidiaries to issue any additional Equity Interests, except:

                  (a) sales, transfers, leases and other dispositions of used, obsolete or surplus equipment or other fixed or capital assets in the ordinary course of business and Investments permitted by Section 7.4 (other than Investments consisting of Equity Interests in any Subsidiary);

---------------------
* Omitted language has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                              Page 70 of 83 Pages

                  (b) sales, transfers, leases and other dispositions made by the Borrower to any Subsidiary Guarantor, made by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor or made by any Subsidiary that is not a Subsidiary Guarantor to the Borrower or any other Subsidiary that is not a Subsidiary Guarantor;

                  (c) issuances of Equity Interests by any Subsidiary to the Borrower or any other Subsidiary;

                  (d) mergers permitted by Section 7.3(a)(i) and sales, transfers, leases and other dispositions permitted by Section 7.3(a)(iii);

                  (e) licenses, sales and other dispositions of software and other intellectual property (including proprietary financial and other data and marketing information) in the ordinary course of business;

                  (f) sales, transfers and other dispositions by the Borrower or any Subsidiary of any fixed or capital assets acquired, constructed or improved in connection with the incurrence of Indebtedness permitted by
Section 7.1(a)(iii), provided that, substantially simultaneously therewith, the Borrower or such Subsidiary, as applicable, rents or leases back such assets; and

                  (g) sales, transfers, leases and other dispositions of assets to the extent that a prohibition on such sales, transfers, leases or other dispositions would violate Regulation U.

   Section 7.6       Hedging Agreements
                     ------------------

                  The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

   Section 7.7       Restricted Payments
                     -------------------

                  The Borrower will not, and will not permit any of the Subsidiaries to, declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, provided that (i) the Borrower may declare and make, and agree to make, Restricted Payments for purposes of enabling the Parent to (a) consummate its common stock repurchase program and (b) cancel employee options or warrants in the ordinary course of business, provided that
(A) immediately before and after giving effect thereto, no Default or Parent Change in Control shall or would exist and (B) the aggregate amount of all such Restricted Payments shall not exceed $1,500,000 during any fiscal quarter, provided, further, that any amounts not used in any fiscal quarter may be carried over and used any time during the immediately subsequent three consecutive fiscal quarters (but only after the otherwise permitted amounts of $1,500,000 are first depleted), (ii) the Borrower and/or any Subsidiary may declare and make, and agree to make, Restricted Payments in accordance with the Tax Sharing Agreement, (iii) the Borrower may declare and pay, and agree to pay, dividends with respect to its Equity Interests payable solely in perpetual common Equity Interests, (iv) any Subsidiary may declare and pay dividends with respect to its Equity Interests to the Borrower or any other Subsidiary, (v) the Borrower and/or any Subsidiary may make payments with respect to any subordinated Indebtedness otherwise permitted by this Article 7, provided that, immediately before and after giving effect thereto, no Event of Default or Parent Change in Control shall or would exist, and (vi) the Borrower and/or any

                              Page 71 of 83 Pages

Subsidiary may declare and pay or make, and agree to pay or make, dividends or other distributions of proprietary financial and other data and marketing information.

   Section 7.8       Transactions with Affiliates
                     ----------------------------

                  The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose (including pursuant to a merger) any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arms length basis from unrelated third parties, provided that this Section shall not apply to any transaction that is otherwise permitted by Section 7.1, 7.3, 7.4, 7.5, 7.7 or 7.12 of this Credit Agreement, between or among the Loan Parties and the other Subsidiaries.

   Section 7.9       Restrictive Agreements
                     ----------------------

                  The Borrower will not, and will not permit any of the Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement binding on the Borrower or any Subsidiary that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (unless such agreement or arrangement does not prohibit, restrict or impose any condition upon the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien created under the Loan Documents) or (ii) the ability of any Subsidiary to pay dividends or make other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents, (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.9 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (d) clause (i) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Credit Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and
(e) clause (i) of this Section shall not apply to customary provisions in leases restricting the assignment thereof and, otherwise, to customary provisions in any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product permitted by Section 7.1(a)(iii).

   Section 7.10      Amendment of Material Documents
                     -------------------------------

                  The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of formation, operating agreement or other organizational documents, in each case other than amendments, modifications or waivers that could not reasonably be expected to adversely affect the Lender or otherwise result in a Material Adverse Effect, provided that the Borrower shall deliver or cause to be delivered to the Lender a copy of each such amendment, modification or waiver promptly after the execution and delivery thereof.

                              Page 72 of 83 Pages

   Section 7.11      Financial Covenants
                     -------------------

                  (a)      Tangible Net Worth of the Parent. The Tangible Net
Worth of the Parent shall at all times be equal to or greater than [        ]*.

                  (b) Tangible Net Worth of the Borrower. The Tangible Net Worth of the Borrower shall at all times be equal to or greater than
[        ]*.

                  (c) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than
[        ]*.

                  (d)      Debt to Equity Ratio. The Borrower will not permit
the Debt to Equity Ratio at any time to be greater than [        ]*.

                  (e)      [        ]*.

   Section 7.12      Repurchase Agreements
                     ---------------------

                  The Borrower will not, and will not permit any of the Subsidiaries to, enter into or otherwise be a party to any repurchase agreement and reverse repurchase agreement, except (i) repurchase agreements and reverse repurchase agreements relating to investments permitted by Section 7.4(a) or 7.4(g) and (ii) repurchase agreements and reverse repurchase agreements to which any Broker-Dealer Subsidiary is a party in the ordinary course of its brokerage [ ]* business (including its matched riskless principal business), provided that, in the case of clause (ii) above, (a) no Loan Party has any obligation or liability, contingent or otherwise, with respect to any such agreement and (b)[ ]*.


                                   ARTICLE 8.

                                EVENTS OF DEFAULT

         If any of the following events (each an "Event of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Revolving Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

--------------------

* Omitted language has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                              Page 73 of 83 Pages

                  (b) the Borrower shall fail to pay any interest on any Revolving Loan or any fee, commission or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Parent, Holdings, the Borrower or any Subsidiary in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to any Loan Document or any amendment or modification hereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.3, 6.8, 6.11 or 6.12 or in Article 7, or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in the Guarantee Documents or the Security Documents, in each case to the extent it is a party thereto;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is a party (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after such Loan Party shall have obtained knowledge thereof;

                  (f) the Parent, Holdings, the Borrower or any Subsidiary shall default in making any payment in respect of any Indebtedness (other than Indebtedness under the Loan Documents) when and as the same shall become due and payable (after giving effect to any applicable grace period), provided that (i) a default described in this clause (f) shall not at any time constitute an Event of Default unless, at such time, one or more such defaults shall have occurred and be continuing with respect to payments exceeding $150,000 in the aggregate and with respect to Indebtedness the outstanding principal amount of which exceeds (A) $5,000,000 in the aggregate, in the case of the Parent, Holdings, the Borrower or any Subsidiary, or any combination thereof, or (B) $2,000,000 in the aggregate, in the case of the Borrower or any Subsidiary, or any combination thereof, and (ii) for purposes of this clause (f), the "principal amount" of any Indebtedness at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent, Holdings, the Borrower or the applicable Subsidiary would be required to pay if such Indebtedness became due and payable at such time;

                  (g) any event or condition occurs that results in any Indebtedness (other than Indebtedness under the Loan Documents) becoming due prior to their scheduled maturity or payment date, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due prior to their scheduled maturity or payment date or to require the prepayment, repurchase, redemption or defeasance thereof prior to their scheduled maturity or payment date (in each case after giving effect to any applicable cure period), provided that (i) an event or condition described in this clause (g) shall not at any time constitute an Event of Default unless, at such time, one or more such events or conditions shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds (A) $5,000,000 in the aggregate, in the case of the Parent, Holdings, the Borrower or any Subsidiary, or any combination thereof, or (B) $2,000,000 in the aggregate, in the case of the Borrower or any Subsidiary, or any combination thereof, (ii) for purposes of this clause (g), the "principal amount" of any Indebtedness at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the

                              Page 74 of 83 Pages

Parent, Holdings, the Borrower or the applicable Subsidiary would be required to pay if such Indebtedness became due and payable at such time and (iii) this clause (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent, Holdings, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Parent, Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Parent, Holdings, the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of (i) $2,000,000 shall be rendered against the Borrower or any Subsidiary or any combination thereof or (ii) $5,000,000 shall be rendered against the Parent, Holdings, the Borrower or any Subsidiary or any combination thereof (in either case which shall not be fully covered by insurance without taking into account any applicable deductibles) and the same shall remain undischarged or unbonded for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon (A) any Collateral or (B) any other assets of the Parent, Holdings, the Borrower or any Subsidiary having an aggregate fair market value exceeding $500,000 in each case to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding (i) $2,000,000 in any year or (ii) $2,000,000 for all periods;

                  (m) any Loan Document shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing or shall disavow any of its obligations thereunder;

                  (n) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Lender's failure to maintain

                              Page 75 of 83 Pages
possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Agreement or any foreclosure, distraint, sale or similar proceedings have been commenced with respect to any Collateral; or

                  (o) the failure at any time of (i) the Parent to own directly or indirectly 100% of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of Holdings on a fully diluted basis or (ii) Holdings to own directly, beneficially and of record, 100% of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of the Borrower on a fully diluted basis.

then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take either or both of the following actions (whether before or after the Closing Date), at the same or different times: (i) terminate the Revolving Commitment, and thereupon the Revolving Commitment shall terminate immediately and (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h) or (i) of this Article, the Revolving Commitment shall automatically terminate (whether before or after the Closing Date) and the principal of the Revolving Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                   ARTICLE 9.

                                  MISCELLANEOUS

   Section 9.1       Notices.
                     -------

                  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

                  (a) if to the Borrower, to it at One Seaport Plaza, 19th Floor, New York, New York 10038, Attention of Steven R. Vigliotti (Telephone No.
(646) 346-7215; Facsimile No. (646) 346-6920), with a copy to Roger E. Schwed (Telephone No. (646) 346-7205; Facsimile No. (646) 346-7206); and

                  (b) if to the Lender, to it at One Wall Street, New York, New York 10286, Attention of: Kenneth W. Dean (Telephone No. (212) 635-6829; Facsimile No. (212) 635-9566), with a copy to Wendy Forrest (Telephone No. (212) 635-6812; Facsimile No. (212) 635-6615).

Either party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other party hereto. All notices and other communications given to either party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt.

                              Page 76 of 83 Pages

   Section 9.2       Waivers; Amendments
                     -------------------

                  (a) No failure or delay by the Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender under the Loan Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Revolving Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

   Section 9.3       Expenses; Indemnity; Damage Waiver
                     ----------------------------------

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket costs and expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the preparation and administration of each Loan Document or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated) and
(ii) all reasonable out-of-pocket costs and expenses incurred by the Lender, including the reasonable fees, charges and disbursements of any counsel for the Lender and any consultant or expert witness fees and expenses, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Revolving Loans made, including all such reasonable out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Loans.

                  (b) The Borrower shall indemnify the Lender and each Related Party thereof (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Revolving Loan or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent, Holdings, the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Parent, Holdings, the Borrower or any of the Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses

                              Page 77 of 83 Pages
are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent permitted by applicable law, neither the Borrower nor the Lender shall assert, and each of them hereby waives, any claim against the other party (or any Indemnitee, as applicable), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Revolving Loan or the use of the proceeds thereof.

                  (d) All amounts due under this Section shall be payable promptly but in no event later than ten days after written demand therefor.

   Section 9.4       Successors and Assigns
                     ----------------------

                  (a) The provisions of the Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in the Loan Documents, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of any Loan Document.

                  (b) The Lender may assign to one or more assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of the Revolving Commitment and outstanding Revolving Loans), provided that, except in the case of an assignment to an Affiliate of the Lender, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed and shall not be required if a Default under clause (h) or (k) of Article 8, an Event of Default or a Parent Change in Control has occurred and is continuing). From and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of the Lender under the Loan Documents, and the assigning party thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all of the assigning party's rights and obligations under the Loan Documents, the assigning party shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.5, 3.6, 3.7 and 9.3). Any assignment or transfer by the Lender of rights or obligations under the Loan Documents that does not comply with this paragraph shall be treated for purposes of the Loan Documents as a sale by the Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (c) The Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities (each such bank or other entity being called a "Participant") in all or a portion of the Lender's rights and obligations under the Loan Documents (including all or a portion of the Revolving Commitment and outstanding Revolving Loans), provided that (i) the Lender's obligations under the Loan Documents shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Loan Parties shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender

                              Page 78 of 83 Pages
shall retain the sole right to enforce the Loan Documents and to approve any amendment, supplement or other modification or waiver of any provision of any Loan Documents, provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, supplement or other modification or waiver that shall (A) increase the Revolving Commitment, (B) reduce the principal amount of any Loan, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, (C) postpone the date of payment at stated maturity of any Loan, the date of any mandatory reduction of the Revolving Commitment under Section 2.5(b), any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Revolving Commitment, (D) release the Parent, Holdings or any Subsidiary Guarantor from its Guarantee under the Guarantee Documents (except as expressly provided in the Guarantee Documents or the Security Documents), or limit its liability in respect of such Guarantee, or (E) release all or substantially all of the Collateral from the Liens of the Loan Documents (except as expressly provided in the Security Agreement or in connection with a transaction permitted by Section 7.3). Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.5, 3.6 and
3.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender.

                  (d) A Participant shall not be entitled to receive any greater payment under Section 3.5, 3.6 or 3.7 than the Lender would have been entitled to receive with respect to the interest in the Loan Documents subject to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent and the applicable participation agreement expressly so provides.

                  (e) The Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations under the Loan Documents or substitute any such pledgee or assignee for the Lender as a party hereto.

   Section 9.5       Survival
                     --------

                  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Credit Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of any Loan Document and the making of any Revolving Loans, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Revolving Commitment has not expired or terminated. The provisions of Sections 3.5, 3.6, 3.7 and 9.3, 9.9, 9.10 and 9.13 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans and the termination of the Revolving Commitment or the termination of this Credit Agreement or any provision hereof.

                              Page 79 of 83 Pages

   Section 9.6       Counterparts; Integration; Effectiveness
                     ----------------------------------------

                  This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Credit Agreement and any separate letter agreements (including the Fee Letter, dated December 20, 2002, between the Lender and the Borrower) with respect to fees payable to the Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective as of the date set forth in the preamble to this Credit Agreement when it shall have been executed by the Lender and when the Lender shall have received a counterpart hereof which bears the signature of the Borrower and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of this Credit Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

   Section 9.7       Severability
                     ------------

                  In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

   Section 9.8       Right of Setoff
                     ---------------

                  If an Event of Default shall have occurred and be continuing, each of the Lender and its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Credit Agreement and the other Loan Documents held by it, irrespective of whether or not it shall have made any demand therefor and although such obligations may be unmatured. The rights of each of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that it may have.

   Section 9.9       Governing Law; Jurisdiction; Consent to Service of Process
                     ----------------------------------------------------------

                  (a) This Credit Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or

                              Page 80 of 83 Pages
proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

   Section 9.10      WAIVER OF JURY TRIAL
                     --------------------

                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO
(I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

   Section 9.11      Headings
                     --------

                  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

   Section 9.12      Interest Rate Limitation
                     ------------------------

                  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Loan, together with all fees, charges and other amounts that are treated as interest thereon under applicable law (collectively the "charges"), shall exceed the maximum lawful rate (the "maximum rate") that may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of such Revolving Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in

                              Page 81 of 83 Pages
respect of such Revolving Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to the Lender in respect of other Revolving Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by the Lender.

   Section 9.13      Treatment of Certain Information
                     --------------------------------

                  The Lender agrees to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature, all information supplied by or on behalf of the Borrower or any of its Affiliates in connection with any Loan Document which (i) is clearly identified by such Person as being confidential at the time the same is delivered to the Lender or (ii) constitutes any financial statement, financial projections or forecasts, budget, Compliance Certificate, audit report, management letter, accountants' certification, business plans or marketing plans, delivered hereunder ("information"), provided that nothing herein shall limit the disclosure of any information (a) to any of its respective Related Parties that needs to know such information, (b) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (c) on a confidential basis, to prospective lenders or Participants or their counsel, (d) to auditors, accountants, consultants and advisors, and any analogous counterpart thereof, (e) in connection with any litigation or insolvency proceeding to which the Lender is a party to the extent relating to any Loan Document or any matter therein contemplated, (f) to the extent such information (A) was or becomes publicly available other than as a result of a breach of this Credit Agreement, (B) was or becomes available to the Lender on a non-confidential basis from a source other than the Borrower or any of its Affiliates or (C) was or becomes available to the Lender on a non-confidential basis prior to its disclosure to it by the Borrower or any of its Affiliates and (g) to the extent the Borrower or any applicable Affiliate shall have consented to such disclosure in writing.

                            [Signature page follows]


                               Page 82 of 83 Pages

                                EURO BROKERS INC.
                                CREDIT AGREEMENT



         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       EURO BROKERS INC.


                                       By: /s/ STEVEN R. VIGLIOTTI
                                           -------------------------------------
                                       Name:  Steven R. Vigliotti
                                             -----------------------------------
                                       Title: Chief Financial Officer
                                             -----------------------------------



THE BANK OF NEW YORK


By: /s/ KENNETH W. DEAN
    ---------------------------------
Name:  Kenneth W. Dean
      -------------------------------
Title: Vice President
      -------------------------------

                               Page 83 of 83 Pages